UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2024

INVO BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5582 Broadcast Court

Sarasota, Florida 34240

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (978) 878-9505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	INVO	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Convertible Note Extension

In January and March 2023, INVO Bioscience, Inc., a Nevada corporation (the “Company”) issued $410,000 of convertible notes (the “Convertible Notes”) with an initial maturity date of December 31, 2023 (the “Offering”), which was subsequently extended to June 30, 2024 as of December 27, 2023 (the “First Extension”). The Convertible Notes have a fixed conversion price that was reduced to $2.25 in the First Extension. In the Offering, the Company also issued 5-year warrants (the “Warrants”) to purchase 19,375 shares of Common Stock at an initial exercise price of $20.00, which was reduced to $2.25 in the First Extension.

The Convertible Notes may be amended with the written consent of the Company and the holders of a majority of the outstanding principal of the Convertible Notes (the “Required Holders”); provided that, no such amendment, without the written consent of each Convertible Note holder, may (i) reduce the principal amount or interest rate or change the method of computation of interest (including with respect to the amount of cash) in the Convertible Notes, (ii) change the percentage of the outstanding principal amount of the Convertible Notes required to consent to any such amendment, or (iii) amend Section 9 (Modifications) of the Convertible Note.

As of June 28, 2024, the Company secured written consent by the Required Holders for the Convertible Note maturity date to be extended to December 31, 2024. As an incentive for the Required Holders to approve the extension, the Company agreed (a) to lower both the Convertible Note fixed conversion price and the Warrant exercise price to $1.20, (b) to provide the Convertible Note holders the right to demand early repayment at the closing of the proposed merger with NAYA Biosciences, Inc. or if the Company raises more than $3 million dollars in a single equity raise, and (c) to increase the number of shares of Common Stock available under the Warrants to a total of 118,754. The maturity date extension, the conversion reduction and the early repayment right applies to all Convertible Notes, and the exercise price reduction and additional warrant coverage applies to all Warrants.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2024

INVO BIOSCIENCE, INC.

By:	/s/ Steven Shum
Steven Shum
Chief Executive Officer